EXHIBIT 25.1


--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                              --------------------

                                    FORM T-1


                       STATEMENT OF ELIGIBILITY UNDER THE
                        TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)______

                              --------------------


                    CHASE BANK OF TEXAS, NATIONAL ASSOCIATION
               (Exact name of trustee as specified in its charter)

                                   74-0800980
                                (I.R.S. Employer
                               Identification No.)

    712 Main Street
     Houston, Texas
  (Address of principal                                        77002
   executive offices)                                        (Zip Code)

                            ------------------------


                           MSDW STRUCTURED ASSET CORP.
               (Exact name of trustee as specified in its charter)

                  Delaware                                 Applied for
      (State or other jurisdiction of                   (I.R.S. Employer
       incorporation or organization)                  Identification No.)

               1585 Broadway
             New York, New York                                10036
  (Address of principal executive offices)                  (Zip Code)


                    Structured Asset Trust Units Repackagings

                       (Title of the indenture securities)


--------------------------------------------------------------------------------

Item 1.  General Information.

         Furnish the following information as to the trustee:

         (a) Name and address of each examining or supervising authority to which it is subject.

             Comptroller of the Currency, Washington, D.C.
             Federal Deposit Insurance Corporation, Washington, D.C. Board of Governors of The Federal Reserve
             System, Washington, D.C.

         (b) Whether it is authorized to exercise corporate trust powers.

             Yes.


Item 2. Affiliations with the obligor.

         If the obligor is an affiliate of the trustee, describe each such affiliation.

         The obligor is not an affiliate of the trustee.

         (See Note on Page 5.)


Item 3.  Voting securities of the trustee.

     Furnish the following information as to each class of voting securities of the trustee:

       Col. A                                              Col. B
     Amount outstanding                                Title of Class
     ------------------                                --------------
     Not applicable by virtue of Form T-1 General Instruction B and response to
Item 13.


Item 4. Trusteeships under other indentures.

     If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, furnish the following information:

     (a) Title of the securities outstanding under each such other indenture.

         Not applicable by virtue of Form T-1 General Instruction B and response to Item 13.

     (b) A brief statement of the facts relied upon as a basis for the claim that no conflicting interest within the meaning of Section 310(b)(1) of the Act arises as a result of the trusteeship under any such other indenture, including a statement as to how the indenture securities will rank as compared with the securities issued under such other indenture.

                  Not applicable by virtue of Form T-1 General
                     Instruction B and response to Item 13.

Item 5. Interlocking directorates and similar relationships with the obligor or underwriters.

     If the trustee or any of the directors or executive officers of the trustee is a director, officer, partner, employee, appointee or representative of the obligor or of any underwriter for the obligor, identify each such person having any such connection and state the nature of each such connection.

     Not applicable by virtue of Form T-1 General Instruction B and response to
Item 13.


Item 6. Voting securities of the trustee owned by the obligor or its officials.

     Furnish the following information as to the voting securities of the trustee owned beneficially by the obligor and each director, partner and executive officer of the obligor.

     Col. A              Col. B          Col. C                    Col.  D
                                                                Percentage of
                                                              voting securities
                                                               represented by
                                      Amount owned              amount given
 Name of owner      Title of class    beneficially                 in Col. C
 -------------      --------------    ------------                 ---------

     Not applicable by virtue of Form T-1 General Instruction B and response to
     Item 13.


Item 7. Voting securities of the trustee owned by underwriters or their officials.

     Furnish the following information as to the voting securities of the trustee owned beneficially by each underwriter for the obligor and each director, partner and executive officer of each such underwriter.

    Col. A           Col. B             Col. C                    Col.  D
                                                               Percentage of
                                                             voting securities
                                                              represented by
                                     Amount owned              amount given
 Name of owner   Title of class      beneficially                in Col. C
 -------------   --------------      ------------                ---------

     Not applicable by virtue of Form T-1 General Instruction B and response to
Item 13.


Item 8. Securities of the obligor owned or held by the trustee.

     Furnish the following information as to securities of the obligor owned beneficially or held as collateral security for obligations in default by the trustee.

     Col. A          Col. B                Col. C                    Col.  D
                   Whether the          Amount owned
                   securities       beneficially or held        Percent of class
                   are voting      as collateral security        represented by
                  or nonvoting         for obligations            amount given
 Title of class    securities            in default                  in Col. C
 --------------    ----------            ----------                  ---------

     Not applicable by virtue of Form T-1 General Instruction B and response to
Item 13.


Item 9. Securities of underwriters owned or held by the trustee.

     If the trustee owns beneficially or holds as collateral security for obligations in default any securities of an underwriter for the obligor, furnish the following information as to each class of securities of such underwriter any of which are so owned or held by the trustee.

       Col. A           Col. B                 Col. C                Col.  D
                                            Amount owned
                                        beneficially or held    Percent of class
                                       as collateral security    represented by
 Name of issuer and     Amount           for obligations in       amount given
   title of class     outstanding        default by trustee         in Col. C
   --------------     -----------        ------------------         ---------

     Not applicable by virtue of Form T-1 General Instruction B and response to
Item 13.


Item 10. Ownership or holdings by the trustee of voting securities of certain affiliates or security holders of the obligor.

                  If the trustee owns beneficially or holds as collateral security for obligations in default voting securities of a person who, to the knowledge of the trustee (1) owns 10 percent or more of the voting securities of the obligor or (2) is an affiliate, other than a subsidiary, of the obligor, furnish the following information as to the voting securities of such person:

         Col. A            Col. B              Col. C               Col.  D
                                            Amount owned
                                        beneficially or held   Percent of class
                                       as collateral security   represented by
   Name of issuer and      Amount        for obligations in      amount given
     title of class      outstanding     default by trustee         in Col. C
     --------------      -----------     ------------------         ---------

     Not applicable by virtue of Form T-1 General Instruction B and response to
Item 13.


Item 11. Ownership or holdings by the trustee of any securities of a person owning 50 percent or more of the voting securities of the obligor.

     If the trustee owns beneficially or holds as collateral security for obligations in default any securities of a person who, to the knowledge of the trustee, owns 50 percent or more of the voting securities of the obligor, furnish the following information as to each class of securities of such person any of which are so owned or held by the trustee.

       Col. A             Col. B               Col. C                Col.  D
                                            Amount owned
                                        beneficially or held    Percent of class
                                       as collateral security    represented by
 Name of issuer and       Amount         for obligations in       amount given
   title of class       outstanding      default by trustee           in Col. C
   --------------       -----------      ------------------           ---------

     Not applicable by virtue of Form T-1 General Instruction B and response to
Item 13.

Item 12. Indebtedness of the obligor to the trustee.

     Except as noted in the instructions, if the obligor is indebted to the trustee, furnish the following information:

          Col. A            Col. B              Col. C

         Nature of          Amount
       Indebtedness       outstanding          Date Due
       ------------       -----------          --------

     Not applicable by virtue of Form T-1 General Instruction B and response to
Item 13.


Item 13. Defaults by the obligor.

     (a) State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

          There is not, nor has there been, a default with respect to the securities under this indenture. (See Note on Page 5.)

     (b) If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

          There has not been a default under any such indenture or series. (See Note on Page 5.)


Item 14. Affiliations with the underwriters.

     If any underwriter, is an affiliate of the trustee, describe each such affiliation.

     Not applicable by virtue of Form T-1 General Instruction B and response to
Item 13.


Item 15. Foreign trustee.

     Identify the order or rule pursuant to which the foreign trustee is authorized to act as sale trustee under indentures qualified or to be qualified under the Act.

     Not applicable.

Item 16. List of exhibits.

     List below all exhibits filed as a part of this statement of eligibility.

         o1    --   A copy of the articles of association of the trustee
                    as now in effect.
         #2    --   A copy of the certificate of authority of the
                    trustee to commence business.
         *3    --   A copy of the certificate of authorization of the trustee
                    to exercise corporate tug powers
                    issued by the Board of Governors of the Federal
                    Reserve System under date of January 21, 1948.
       |_|4    --   A copy of the existing by- laws of the trustee.
          5    --   Not applicable.
         *6    --   The consent of the United States institutional trustees
                    required by Section 32 1(b) of the Act.
         +7    --   A copy of the latest report of condition of the
                    trustee published pursuant to law or the  requirements of
                    its supervising or examining authority.
          8    --   Not applicable.
          9    --   Not applicable.

---------------

     Effective January 20, 1998, the name of the Trustee was changed from Texas Commerce Bank National Association to Chase Bank of Texas, National Association. The exhibits incorporated herein by reference, were filed under the former name of the Trustee, except for filing marked .+

         o Incorporated by reference to exhibit bearing the same designation and previously filed with the Securities and Exchange Commission as an exhibit to the Form S-3 File No. 33-56195.

         # Incorporated by reference to exhibit bearing the same designation and previously filed with the Securities and Exchange Commission as an exhibit to the Form S-3 File No. 33-42814.

         * Incorporated by reference to exhibit bearing the same designation and previously filed with the Securities and Exchange Commission as exhibits to the Form S-11 File No. 33-25132.

        |_| Incorporated by reference to exhibit bearing the same designation and previously filed with the Securities and Exchange Commission as an exhibit to the Form S- 3 File No. 33 - 65055.

         + Incorporated by reference to exhibit bearing the same designation and previously filed with the Securities and Exchange Commission as an exhibit to the Form S-4 File No. 333-77263.

                            -------------------------

                                      NOTE

     Inasmuch as this Form T-1 is filed prior to the ascertainment by the trustee of all facts on which to base responsive answers to Items 2 and 13, the answers to said Items are based on incomplete information. Such Items may, however, be considered as correct unless amended by an amendment to this Form T-1.

                                    SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939 the trustee, Chase Bank of Texas, National Association, formerly known as Texas Commerce Bank National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Houston and State of Texas, on the 7th day of July, 1999.

                                        CHASE BANK OF TEXASNATIONAL ASSOCIATION



                                        By:  /s/ Bruce C. Boyd
                                             -----------------
                                             Bruce C. Boyd
                                             Vice President